Exhibit 10.24

                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT

      The Employment Agreement (the "Agreement") of Brian P. Menezes dated as of May 18, 2001, as previously amended June 27, 2001, is hereby further amended as follows:

      1. The clause following subsection (iii) of Section 4.2(b) of the Agreement is hereby amended to read as follows:

            "then Employee (or his estate) also shall be paid a one-time bonus amount equal to Three Hundred Ninety Three Thousand Three Hundred Dollars ($393,300) at the time the Change of Control is consummated; provided, that subsection (iii) shall apply only to the extent that the Change of Control occurs and is consummated within ten years following the date of Employee's termination of employment (regardless of whether he is still receiving severance or other payments)."

      2.    Section 9.1 of the Agreement is hereby amended to read as follows:

            "9.1 The Employee agrees that during the Non-Competition Period (as defined in Section 9.4 below), without the prior written consent of the Company: (a) he shall not, within the Territory (as defined in Section 9.5 below), directly or indirectly, either as principal, manager, agent, consultant, officer, director, greater than two (2%) percent holder of any class or series of equity securities, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in the manufacture or sale of automotive airbag products competitive with the Company; and (b) he shall not, within the Territory (as defined in Section 9.5 below), on behalf of any competing entity, directly or indirectly, have any dealings or contact with any suppliers or customers of the Company or its Affiliates."

      3. All other provisions of the Agreement are hereby confirmed and ratified.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment to the Agreement as of the 22 day of September, 2003.

                                SAFETY COMPONENTS INTERNATIONAL, INC.


                                By: /s/ Mary Jones
                                   ------------------------------


                                /s/ Brian P. Menezes
                                ---------------------------------
                                Brian P. Menezes

Figure 1 - Exhibit 10.24